SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (date of earliest event reported):	September 25, 1998


ASSET BACKED SECURITIES CORPORATION

(as depositor under the Pooling and Servicing
Agreement, dated as of June 1, 1998, providing for the issuance of Chevy Chase Bank, F.S.B. Mortgage-Backed
			Pass-Through Certificates, Series 1998-CCB2)


ASSET BACKED SECURITIES CORPORATION
			(Exact name of registrant as specified in its charter)



              Delaware          	  333-00365  	          13-3354848
(State or Other Jurisdiction	 (Commission	      (I.R.S. Employer
of Incorporation)		  File Number)	        Identification No.)


11 Madison Avenue
New York, New York					 10010
(Address of Principal Executive Offices)			(Zip Code)



Registrant's telephone number, including area code:	 (212) 325-2000

Item 5.	Other Events

		On September 25, 1998 a scheduled distribution was made from the Trust
		to holders of the Class A Certificates.  The Trustee has caused to be filed
		with the Commission, the Monthly Report dated September 25, 1998.
		The Monthly Report is filed pursuant to and in accordance with
		(1) numerous no-action letters (2) current Commission policy in the area.

		A. 	Monthly Report Information:
			See Exhibit No.1


		B.	Have any deficiencies occurred?   NO.
				Date:
				Amount:

		C.	Item 1: Legal Proceedings:	NONE

		D.	Item 2: Changes in Securities:	NONE

		E.	Item 4: Submission of Matters to a Vote of Certificateholders:  NONE

		F.	Item 5: Other Information - Form 10-Q, Part II - Items 1,2,4,5 if
			applicable:  NOT APPLICABLE



Item 7. Monthly Statements and Exhibits

	 Exhibit No.

		1.	Monthly Distribution Report dated September 25, 1998.





Chevy Chase Bank, F. S. B.
Mortgage-Backed Pass-Through Certificates
Series 1998-CCB2

Distribution Date:      25-Sep-98


      Beginning                                                      0
      Certificate                                       Certificate
Class Balance        Principal    Interest     Losses   Balance
A-I   196,561,845.45 4,513,323.77   870,876.63     0.00 192,048,521.68
A-II   70,355,807.98   762,133.45   335,195.63     0.00  69,593,674.53
S     266,917,653.55         0.00       859.73     0.00 261,642,196.33
R               0.00         0.00         0.00     0.00           0.00
TOTAL 266,917,653.43 5,275,457.22 1,206,931.99     0.00 261,642,196.21

* Class S has a notional balance equal to the Pool
Principal Balance




                             AMOUNTS PER $1,000 UNIT
                     Beginning                          Ending
                     Certificate                        Certificate
Class CUSIP          Balance      Principal    Interest Balance
A-I   045413AR2       982.1573596   22.5516511 4.351495    959.6057085
A-II  045413AS0       997.7565871   10.8082572 4.753604    986.9483298
S                 NA  986.2215653    0.0000000 0.003177    966.7295250




      Original       Current
      Pass           Pass
      Through        Through
Class Rate           Rate
A-I          5.44562%     5.44501%
A-II         5.84579%     5.84858%
S            0.70000%     0.70000%
R            0.00000%     0.00000%









SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


		ASSET BACKED SECURITIES CORPORATION


				By: /s/ Eve Kaplan
				Name:  Eve Kaplan
				Title:	Vice President
				U.S. Bank National Association


Dated: 	September 30, 1998